Exhibit 15.1

D E  V I S S E R  G R A Y  L L P

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street

Vancouver, BC Canada

V6C 1L6

Tel: (604) 687-5447

Fax: (604) 687-6737

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion of in the registration statement of Rare Element Resources Ltd. on Form 20-F of our report dated October 16, 2009 to the Company’s shareholders in connection with our audits of the Company’s consolidated financial statements as at June 30, 2008 and 2009 and for each of the years in the three year period ended June 30, 2009.

/s/De Visser Gray LLP

CHARTERED ACCOUNTANTS

Vancouver, BC

November 13, 2009